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                                                                   Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 28, 2000 on the Consolidated Financial Statements of Waxman Industries, Inc. and Subsidiaries for the year ended June 30, 2000, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement No. 33-57477.



/s/ Arthur Andersen LLP

Cleveland, Ohio,
August 28, 2000.